SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2002

ALLIANCE BANCSHARES CALIFORNIA
(Exact Name of Registrant as Specified in its Charter)

California	000-33455	91-2124567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Corporate Pointe
Culver City, CA 90230
(Address of Principal Executive Offices)

(310) 410-9281
(Registrant’s Telephone Number)

Item 4.    Changes in Registrant’s Certifying Accountant

On October 2, 2002, Alliance Bancshares California terminated the engagement of Grant Thornton LLP (“Grant Thornton”) as its independent auditors. This decision was made by the Board of Directors of the Company.

During the Company’s two most recent fiscal years and through October 2, 2002: (i) the Company had no disagreements with Grant Thornton, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Grant Thornton’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report; and (ii) Grant Thornton did not advise the Company of any of the events requiring reporting in this Form 8-K under Item 304(a)(iv)(B).

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c).  Exhibit 16.    Letter of Grant Thornton LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 7, 2002	ALLIANCE BANCSHARES CALIFORNIA

	By:	/s/ DANIEL L. ERICKSON
Daniel L. Erickson Executive Vice President and Chief Financial Officer